UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2011

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK		73114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 1, 2011, Chaparral Energy, Inc. (the “Company”) entered into a Fourth Amendment to its Eighth Restated Credit Agreement. Capitalized terms not otherwise defined herein have the meanings as set forth in the Eighth Restated Credit Agreement. The Fourth Amendment made the following changes to the Eighth Restated Credit Agreement:

•	The maturity date of the Eighth Restated Credit Agreement was extended from April 12, 2014 to April 1, 2016;

•	The borrowing base under the Eighth Restated Credit Agreement was reaffirmed at $375,000,000;

•

The applicable margin added to the Adjusted LIBO Rate for the purposes of determining the interest rate on Eurodollar loans was reduced from a margin ranging from 2.50% to 3.50% depending on the utilization percentage of the conforming borrowing base to a margin ranging from 1.75% to 2.75% depending on the utilization percentage of the conforming borrowing base;

•

The applicable margin added to the Adjusted LIBO Rate for the purposes of determining the interest rate on ABR loans was reduced from a margin ranging from 1.625% to 2.625% depending on the utilization percentage of the conforming borrowing base to a margin ranging from 0.75% to 1.750% depending on the utilization percentage of the conforming borrowing base;

•	The Consolidated Total Debt to Consolidated EBITDAX financial covenant was removed;

•

The Consolidated Net Debt to Consolidated EBITDAX financial covenant was changed to 4.50 to 1.0 for the Rolling Periods ending on or prior to December 31, 2011 and 4.25 to 1.0 for the Rolling Periods ending on March 31, 2012 or thereafter;

•

The definition of Consolidated Net Debt was amended to provide that Consolidated Net Debt means (a) the Total Debt of Parent and the Consolidated Restricted Subsidiaries determined on a consolidated basis at such time minus (b) the amount, if any, by which (i) the amount of Excess Cash at the time of calculation exceeds (ii) an amount equal to seven percent (7%) of the Borrowing Base then in effect; and

•

The limitation on the notional volumes hedged pursuant to Swap Agreements the first year following the date of any such Swap Agreement was raised from 85% of the Company’s reasonably anticipated projected production from proved, developed, producing Oil & Gas Properties to 90% of the Company’s reasonably anticipated projected production from proved, developed, producing Oil & Gas Properties.

The descriptions of the provisions of the Fourth Amendment to the Eighth Restated Credit Agreement set forth above are qualified in their entirety by reference to the full and complete terms of such amendment, a copy of which is attached to this Current Report on Form 8-K as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Fourth Amendment to Eighth Restated Credit Agreement dated as of April 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 4, 2011	CHAPARRAL ENERGY, INC.

	By:	/s/ Joseph O. Evans
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President

Exhibit Index

10.1	Fourth Amendment to Eighth Restated Credit Agreement dated as of April 1, 2011